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                                                               Exhibit 99.(i)(2)

                       [Clifford Chance US LLP Letterhead]

December 21, 2005

Morgan Stanley Liquid Asset Fund Inc.
1221 Avenue of the Americas
New York, New York  10020

Re: Opinion of Counsel regarding Post-Effective Amendment No. 44 to the Registration Statement filed on Form N-1A under the Securities Act of 1933 (File Nos. 2-53856, 811-2575)

Dear Ladies and Gentlemen:

We have acted as counsel to Morgan Stanley Liquid Asset Fund Inc., a Maryland corporation (the "Fund"), in connection with the above-referenced Registration Statement (as amended, the "Registration Statement") which relates to the Fund's shares of beneficial interest, $0.01 par value (collectively, the "Shares"). This opinion is being delivered to you in connection with the Fund's filing of Post-Effective Amendment No. 44 to the Registration Statement (the "Amendment") to be filed with the Securities and Exchange Commission pursuant to Rule 485(b) of the Securities Act of 1933 (the "1933 Act") and Amendment No. 34 pursuant to the Investment Company Act of 1940, as amended. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon. We have reviewed the Articles of Incorporation, as amended, and such other documents and matters as we have deemed necessary to enable us to render this opinion.

Based upon, and subject to, the foregoing, we are of the opinion that the Shares to which the Registration Statement relates will be legally and validly issued and fully paid and non-assessable by the Fund (except for the potential liability of shareholders described in the Fund's current Statement of Additional Information under the caption "Capital Stock and Other Securities") upon receipt by the Fund of consideration determined by the Trustees in compliance with the Articles of Incorporation and the Fund's issuance of the Shares pursuant to the Articles of Incorporation.

As to matters of Maryland law contained in the foregoing opinions, we have relied upon the opinion of Ballard Spahr Andrews & Ingersoll, LLP, dated December 21, 2005.

We have consented to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Fund Counsel" in the Statement of Additional Information forming a part of the Registration Statement. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

                                             Very truly yours,

                                             /s/ Clifford Chance US LLP

                                             Clifford Chance US LLP